MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                  by and among

                               MESC CAPITAL, LLC,
                     a Delaware limited liability company,

                                      and

                     MOBILE ENERGY SERVICES HOLDINGS, INC.,
                             an Alabama corporation

                                  Dated as of

                                January 30, 2004

================================================================================

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS; INTERPRETATION ........................................1
        SECTION 1.1 Definitions ...............................................1
        SECTION 1.2 Rules of Interpretation ...................................9
ARTICLE II. THE PURCHASE AND SALE.............................................10
        SECTION 2.1 Purchase and Sale of Interests............................10
        SECTION 2.2 Purchase Price and Payment................................10
        SECTION 2.3 Available Cash............................................11
        SECTION 2.4 Working Capital Balance...................................11
        SECTION 2.5 Escrow Account............................................12
ARTICLE III. CLOSING..........................................................14
        SECTION 3.1 Time and Place............................................14
        SECTION 3.2 Transactions at Closing...................................14
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER..........................16
        SECTION 4.1 Corporate Organization....................................16
        SECTION 4.2 Capitalization; Title.....................................16
        SECTION 4.3 Subsidiaries and Equity Interests.........................16
        SECTION 4.4 Validity of Agreement; Authorization......................16
        SECTION 4.5 No Conflict or Violation..................................17
        SECTION 4.6 Consents and Approvals....................................17
        SECTION 4.7 Absence of Certain Changes or Events......................17
        SECTION 4.8 Material Contracts........................................18
        SECTION 4.9 Real Property Leases......................................18
        SECTION 4.10 Title to Property and Assets.............................19
        SECTION 4.11 Condemnation.............................................19
        SECTION 4.12 Environmental; Health and Safety Matters.................19
        SECTION 4.13 Equipment and Spare Parts................................20
        SECTION 4.14 Qualifying Facility Status...............................20
        SECTION 4.15 MESC Conduct of Business, Contracts and Liabilities......21
        SECTION 4.16 Financial Statements.....................................21
        SECTION 4.17 Licenses.................................................22
        SECTION 4.18 Bankruptcy Proceedings...................................22
        SECTION 4.19 Full Access..............................................22
        SECTION 4.20 No Other Representations or Warranties...................22
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER............................23
        SECTION 5.1 Corporate Organization....................................23
        SECTION 5.2 Validity of Agreement.....................................23
        SECTION 5.3 No Conflict or Violation; No Defaults.....................23
        SECTION 5.4 Consents and Approvals....................................23
        SECTION 5.5 Independent Investigation.................................24


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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE VI. COVENANTS.........................................................24
        SECTION 6.1 Certain Changes and Conduct of Business ..................24
        SECTION 6.2 Available Cash of MESC ...................................25
        SECTION 6.3 Equipment and Spare Parts as of the Closing ..............25
        SECTION 6.4 Access to Properties and Records .........................25
        SECTION 6.5 Advice of Changes ........................................26
        SECTION 6.6 Shareholders' Meeting ....................................26
        SECTION 6.7 Consents and Approvals ...................................26
        SECTION 6.8 Reasonable Efforts .......................................26
        SECTION 6.9 Tax Covenants ............................................27
        SECTION 6.10 Confidentiality .........................................27
        SECTION 6.11 No Fees and Commissions .................................28
        SECTION 6.12 No. 8 Power Boiler Casualty Claim .......................29
ARTICLE VII. CONDITIONS TO OBLIGATIONS OF BUYER ..............................30
        SECTION 7.1 Representations and Warranties of Seller. ................30
        SECTION 7.2 Performance of Seller's Obligations ......................31
        SECTION 7.3 Consents and Approvals ...................................31
        SECTION 7.4 No Violation of Orders ...................................31
        SECTION 7.5 Ownership of MESC Units ..................................31
        SECTION 7.6 Conduct of Business and Operations of MESC ...............31
        SECTION 7.7 Operation and Maintenance Agreement ......................31
        SECTION 7.8 Contract Employee Arrangements ...........................32
        SECTION 7.9 Shareholder Approval. ....................................32
        SECTION 7.10 Organizational Documents ................................32
        SECTION 7.11 Opinions of Counsel.. ...................................32
        SECTION 7.12 Required Approvals for Sale of MESC .....................33
        SECTION 7.13 Preliminary Closing Statement ...........................33
        SECTION 7.14 No Material Adverse Effect. .............................33
        SECTION 7.15 FERC Approval. ..........................................33
        SECTION 7.16 Tax-Exempt Financing Documents ..........................33
        SECTION 7.17 Southern Company and Mirant Parties Liens ...............33
        SECTION 7.18 EPA Acid Rain Program Determination .....................33
        SECTION 7.19 Tax Certificate .........................................34
        SECTION 7.20 Financing ...............................................34
        SECTION 7.21 No. 8 Power Boiler Casualty Claim .......................34
        SECTION 7.22 Repair and Restoration of No. 8 Power Boiler. ...........34
ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF SELLER ............................35
        SECTION 8.1 Purchase Price Payment ...................................35
        SECTION 8.2 Deposit of Aggregate Escrow Amount. ......................35
        SECTION 8.3 Representations and Warranties of Buyer...................35
        SECTION 8.4 Performance of Buyer's Obligations .......................35
        SECTION 8.5 Consents and Approvals ...................................35
        SECTION 8.6 No Violation of Orders ...................................35


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                               TABLE OF CONTENTS

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        SECTION 8.7 Shareholder Approval. ....................................36
        SECTION 8.8 Member Approval. .........................................36
        SECTION 8.9 DTEES Guaranty ...........................................36
        SECTION 8.10 Opinions of Counsel .....................................36
        SECTION 8.11 Preliminary Closing Statement. ..........................36
        SECTION 8.12 Repair and Restoration of No. 8 Power Boiler. ...........36
ARTICLE IX. TERMINATION AND ABANDONMENT ......................................36
        SECTION 9.1 Methods of Termination; Upset Date .......................36
        SECTION 9.2 Procedure Upon Termination ...............................37
        SECTION 9.3 Effect of Termination ....................................38
ARTICLE X. MISCELLANEOUS PROVISIONS ..........................................38
        SECTION 10.1 Non-Survival of Representations and Warranties ..........38
        SECTION 10.2 Publicity ...............................................38
        SECTION 10.3 Successors and Assigns; No Third-Party Beneficiaries ....38
        SECTION 10.4 Fees and Expenses .......................................38
        SECTION 10.5 Notices .................................................39
        SECTION 10.6 Entire Agreement. .......................................40
        SECTION 10.7 Waivers and Amendments ..................................40
        SECTION 10.8 Severability ............................................40
        SECTION 10.9 Titles and Headings .....................................41
        SECTION 10.10 Signatures and Counterparts ............................41
        SECTION 10.11 Enforcement of this Agreement; Damages .................41
        SECTION 10.12 Governing Law ..........................................41
        SECTION 10.13 Disclosure .............................................41
        SECTION 10.14 Disclaimer of Warranties ...............................42
        SECTION 10.15 Consent to Jurisdiction ................................43
        SECTION 10.16 No Consequential Damages ...............................43
        SECTION 10.17 Non-Recourse Obligations ...............................43

Exhibits

Exhibit 1.1     Contested Liens
Exhibit 8.9     DTEES Guaranty

Disclosure Schedules

Schedule 4.2            MESC Organizational Documents
Schedule 4.5            Conflicts or Violations
Schedule 4.6            Consents and Approvals
Schedule 4.7            Certain Changes or Events
Schedule 4.8            Material Contracts
Schedule 4.9(a)         Real Property Leases
Schedule 4.9(b)         Enforceability of and Events of Default Under Real
                        Property Leases


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                               TABLE OF CONTENTS

Schedule 4.10(a)        Permitted Encumbrances
Schedule 4.10(c)        Encumbrances and Violations Related to Real Property
                        Leases
Schedule 4.12(a)        Environmental; Health and Safety Matters
Schedule 4.12(b)        Environmental Permits
Schedule 4.13(a)        MESC Energy Complex
Schedule 4.13(b)        Equipment and Spare Parts
Schedule 4.16           Financial Statements
Schedule 4.17           Licenses
Schedule 4.20           Insurance Claims Related to No. 8 Power Boiler Casualty
                        Claim
Schedule 5.4            Consents and Approvals
Schedule 6.1            Certain Changes and Conduct of Business


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

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

            THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 30th day of January, 2004, by and among MESC CAPITAL, LLC, a Delaware limited liability company ("Buyer"), and MOBILE ENERGY SERVICES HOLDINGS, INC., an Alabama corporation ("Seller"). Each of Buyer and Seller are referred to in this Agreement as a "Party" and together as the "Parties."

                                   RECITALS:

            WHEREAS, prior to December 16, 2003 Seller and MESC (as defined in
SECTION 1.1) were involved in a proceeding under Chapter 11 (the "Chapter 11 Proceeding") of the Bankruptcy Code (as defined in SECTION 1.1) in the United States Bankruptcy Court for the Southern District of Alabama (the "Bankruptcy Court"); and

            WHEREAS, the Bankruptcy Court has confirmed Seller's and MESC's Third Joint Plan of Reorganization dated October 15,2001, as modified, proposed by MESC and Seller (the "Joint Plan of Reorganization"), such Joint Plan of Reorganization has become effective on December 16, 2003, and Seller and MESC emerged from the Chapter 11 Proceeding and are no longer operating under or at the direction of the Bankruptcy Court; and

            WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the outstanding membership interests of MESC, upon the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the mutual terms, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                          DEFINITIONS; INTERPRETATION

      SECTION 1.1 Definitions.

            When used in this Agreement, the following terms shall have the respective meanings set forth below:

            "Acid Rain Program" shall mean the statutory and regulatory programs established by Title IV of the Clean Air Act Amendments of 1990.

            "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned Person.

            "Aggregate Escrow Amount" shall have the meaning assigned to such term in SECTION 2.5(a).

      "Agreement" shall have the meaning assigned to such term in the Preamble to this Agreement.

      "Amended and Restated Master Operating Agreement" shall mean that certain Amended and Restated Master Operating Agreement dated as of July 13, 1995, by and among Scott Paper Company (predecessor in interest to Kimberly-Clark), S.D. Warren Company and Seller.

      "Available Cash" shall mean all cash and cash equivalents of MESC, other than cash and cash equivalents constituting insurance proceeds received by or on behalf of MESC in respect of the No. 8 Power Boiler Casualty Claim.

      "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq., as amended.

      "Bankruptcy Court" shall have the meaning assigned to such term in the Recitals to this Agreement.

      "Boiler Repair Contract" shall have the meaning assigned to such term in
SECTION 6.12(e).

      "Boiler Restoration Plan" shall have the meaning assigned to such term in
SECTION 6.12(d).

      "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in the state of Alabama.

      "Buyer" shall have the meaning assigned to such term in the Preamble to this Agreement.

      "Cahoon" shall mean Philip R. Cahoon.

      "Cahoon Agreement" shall mean that certain letter agreement dated December 18, 2003, by and between MESC and Cahoon setting forth the terms and conditions of Cahoon's engagement by MESC, as amended.

      "Cahoon Success Fee" shall mean all amounts payable to Cahoon as a success fee or similar fee or compensation under the terms and conditions of the Cahoon Agreement in respect to the consummation of the transactions contemplated by this Agreement.

      "CERCLA" shall have the meaning assigned to such term in the definition of Environmental Law set forth in SECTION 1.1.

      "Chapter 11 Proceeding" shall have the meaning assigned to such term in the Recitals to this Agreement.

      "Closing" shall have the meaning assigned to such term in SECTION 3.1.

      "Closing Date" shall have the meaning assigned to such term in SECTION
3.1.


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      "Closing Statement" shall have the meaning assigned to such term in
SECTION 2.4(b).

      "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

      "Collateral Agent" has the meaning set forth in the Joint Plan of Reorganization.

      "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of April 12, 2002, by and between DTEES and MESC.

      "CPA Firm" shall mean PricewaterhouseCoopers or such other nationally recognized firm of independent certified public accountants selected jointly by Buyer and Seller pursuant to SECTION 2.4(b).

      "Current Assets" shall mean the current assets of MESC as reflected in the financial statements of MESC as of the relevant date of determination, excluding
(i) uncollected receivables that are more than 120 days old as of the relevant date of determination, (ii) inventory, (iii) all insurance proceeds received by MESC in respect of the No. 8 Power Boiler Casualty Claim, to the extent of the amount on deposit in a bank account of MESC identified to Buyer as of the relevant date of determination and (iv) all insurance proceeds to be received by MESC in respect of the No. 8 Power Boiler Casualty Claim, except to the extent of any expenses incurred by MESC in connection with the repair and restoration to service of the No. 8 Power Boiler in excess of the Deductible Amount that have already been paid by MESC but for which MESC has yet to receive reimbursement as of the relevant date of determination.

      "Current Liabilities" shall mean the current liabilities of MESC as reflected in the financial statements of MESC as of the relevant date of determination, excluding all liabilities in connection with or in respect of the No. 8 Power Boiler Casualty, including, without limitation, all liabilities related to the repair or restoration to service of the No. 8 Power Boiler.

      "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses, including, without limitation, interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminution of value, reasonable fees and expenses of attorneys, accountants and other professionals sustained or incurred in connection with the defense or investigation of any claim or cause of action.

      "Deductible Amount" means the aggregate total of all deductibles and/or self-insurance payable by MESC in connection with the No. 8 Power Boiler Casualty under all policies of insurance, binders and other evidences of insurance coverage covering the No. 8 Power Boiler Casualty.

      "DTEES" shall mean DTE Energy Services, Inc., a Michigan corporation.

      "DTEES Guaranty" means a guaranty to be issued by DTEES at Closing in substantially the form of Exhibit 8.9.

      "Easement Agreements" shall have the meaning assigned to such term in
SECTION 4.9(a).


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

      "Effective Date" shall have the meaning assigned to such term in the Joint Plan of Reorganization.

      "Encumbrances" shall mean, any pledges, options, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests, defects, judgments, abstracts or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

      "Environmental Indemnity Agreements" means collectively the: (i) the Pulp Mill Environmental Indemnity Agreement by and between MESC and Kimberly-Clark (as successor to Scott Paper Company, a Pennsylvania corporation ("Scott Paper")) dated December 12, 1994; (ii) the Tissue Mill Environmental Indemnity Agreement by and between MESC and Kimberly-Clark (as successor to Scott Paper) dated December 12, 1994; (iii) the Paper Mill Environmental Indemnity Agreement by and between MESC and S.D. Warren Company a Pennsylvania corporation dated December 12, 1994; and (iv) the Scott Environmental Indemnity Agreement by and between MESC and Kimberly-Clark (as successor to Scott Paper) dated as of December 12, 1994.

      "Environmental Law" shall mean current local, county, state, federal, and/or foreign law (including common law), statute, code, ordinance, rule, regulation or other legal obligation relating to the protection of human health or safety, the environment or natural resources and in effect from time to time, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.), as amended ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), as amended, the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), as amended, the Clean Air Act (42 U.S.C. section 7401 et seq.), as amended ("Clean Air Act"), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), as amended, the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as amended, the Safe Drinking Water Act (42 U.S.C.
section 300(f) et seq.), as amended, the Hazardous Materials Transportation Act (49 U.S.C. 5101 et seq), as amended, analogous state, tribal or local laws, and any similar, implementing or successor law, and any amendment, rule, regulation, or directive issued thereunder.

      "Environmental Permits" shall have the meaning assigned to such term in
SECTION 4.12(a)(v).

      "EPA" shall have the meaning assigned to such term in SECTION 4.12(c).

      "Escrow Account" shall have the meaning assigned to such term in SECTION 2.5(a).

      "Escrow Agent" shall mean a Person to be determined by mutual agreement of Buyer and Seller.

      "Escrow Agreement" shall mean that certain Escrow Agreement by and among Buyer, Seller and the Escrow Agent to be executed at or before the Closing as provided herein.

      "FERC" shall mean the U.S. Federal Energy Regulatory Commission.


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

      "Final Closing Statement" shall have the meaning assigned to such term in
SECTION 2.4(b).

      "Final Working Capital Balance" shall have the meaning assigned to such term in SECTION 2.4(b).

      "GAAP" shall mean generally accepted accounting principles in the United States.

      "Governmental Authority" shall have the meaning assigned to such term in
SECTION 4.5.

      "Hazardous Material" shall mean any substance, material or waste which is regulated by any Environmental Law as hazardous, toxic, a pollutant, contaminant or words of similar meaning, including, without limitation, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

      "HRSG" shall mean the heat recovery steam generator manufactured by Deltak, LLC owned by MESC.

      "IDB" shall mean the Industrial Development Board of the City of Mobile, Alabama.

      "IDB Lease Agreement" shall mean the Amended and Restated Lease and Agreement dated as of August 1, 1995 among MESC, Seller and the IDB, as amended.

      "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of November 1, 2003 among MESC, IDB, the Tax-Exempt Trustee, The Southern Company, the Mirant Parties and the Collateral Agent, as amended.

      "IRS" shall mean the United States Internal Revenue Service.

      "Joint Plan of Reorganization" shall have the meaning assigned to such term in the Recitals.

      "Kimberly-Clark" or "KC" shall mean Kimberly-Clark Corporation, a Delaware corporation.

      "Knowledge" shall mean the actual knowledge, after reasonable inquiry, of either of Stewart or Cahoon.

      "License" or "Licenses" shall mean licenses, permits, certificates, franchises, authorizations and approvals issued or granted by any Governmental Authority necessary for the conduct of the business of Seller or MESC as currently conducted.

      "Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, operations or financial condition of MESC, taken as a whole, it being understood that none of the following shall be deemed to constitute a Material Adverse Effect: (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated


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

by this Agreement, (ii) any effect resulting from changes in general economic conditions in the industry in which MESC operates, and (iii) any effect resulting from changes in the United States or global economy as a whole.

      "Material Contract" shall mean any contract, agreement or commitment (other than the Real Property Leases) to which MESC is a party that (i) involves the payment or receipt by MESC of amounts in excess of $50,000, (ii) has a remaining term as of the Closing Date in excess of 6 months or (iii) is reasonably expected to be material to the business or operations of MESC or the MESC Energy Complex.

      "MESC" shall mean Mobile Energy Services Company, LLC., an Alabama limited liability company and a wholly-owned subsidiary of Seller.

      "MESC Energy Complex" means the energy and chemical recovery complex owned by MESC and located at the Mobile Facility, as more fully described in Schedule 4.13(a).

      "MESC Units" shall mean one-hundred percent (100%) of the outstanding membership units of MESC.

      "Mirant Parties" shall mean Mirant Corporation, a Delaware corporation, and Mirant Services L.L.C., a Delaware limited liability company.

      "Mobile Facility" means, collectively, the tissue mill, pulp mill and paper mill complex and related assets which are owned by KC and the MESC Energy Complex located in Mobile, Alabama.

      "Negative Working Capital Adjustment" shall have the meaning assigned to such term in SECTION 2.5(b)(iii).

      "Notice of Special Meeting" shall have the meaning assigned to such term in SECTION 6.6.

      "Notice of Self-Certification" shall have the meaning assigned to such term in SECTION 4.14(a).

      "No. 8 Power Boiler" means the No. 8 Power Boiler comprising a part of the MESC Energy Complex and the equipment and facilities of the MESC Energy Complex pertaining to the No. 8 Power Boiler.

      "No. 8 Power Boiler Casualty" means the casualty event that occurred at the MESC Energy Complex on November 5, 2003, pursuant to which the No. 8 Power Boiler was severely damaged, and all damage to persons or property incurred by MESC in connection therewith.

      "No. 8 Power Boiler Casualty Claim" means collectively, all insurance claims of MESC under all policies of insurance, binders and other evidences of insurance coverage covering the No. 8 Power Boiler Casualty.

      "O&M Agreement" shall have the meaning assigned to such term in SECTION 7.7(a).


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

      "Objection" shall have the meaning assigned to such term in SECTION
2.4(b).

      "OEC" means Operational Energy Corp.

      "OPCO" shall have the meaning assigned to such term in SECTION 7.7(b).

      "OPCO Agreement" shall have the meaning assigned to such term in SECTION 7.7(b).

      "Organizational Documents" shall mean articles or certificates of incorporation, bylaws, articles or certificates of formation or organization, limited liability company operating agreements or regulations, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

      "Owner's Title Policy" shall mean an owners policy of title insurance issued to MESC by the Title Company at Buyer's sole cost and expense, pursuant to which the Title Company insures MESC's leasehold interests under the Real Property Leases, subject only to Permitted Encumbrances. The Owner's Title Policy shall be acceptable in form and substance to Buyer.

      "Party" shall have the meaning assigned to such term in the Preamble to this Agreement.

      "Permitted Encumbrance" shall mean: (i) liens, encumbrances or imperfections of title that do not materially detract from the value of, or the present use or marketability of the property affected thereby; (ii) mortgage and security interests granted pursuant to the Tax-Exempt Financing Documents, which have been subordinated to the liens granted to Buyer's financing parties on terms and conditions satisfactory to Buyer and such financing parties; (iii) minor imperfections of title which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect; (iv) liens for current Taxes that are not yet due and payable; (v) mechanics, materialmans or other similar statutory liens arising in the ordinary course of MESC's business and securing obligations that are not yet due and payable, or that are being contested in good faith pursuant to appropriate proceedings and that are specifically identified on Exhibit 1.1; (vi) liens specifically identified on the financial statements set forth in Schedule 4.16 or on any other Schedule to this Agreement; and (vii) zoning, building, use and other applicable governmental ordinances, if any, that do not impair the present use of the property affected thereby.

      "Person" shall mean an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

      "Preliminary Working Capital Balance" shall have the meaning assigned to such term in SECTION 2.4(a).

      "Project Documents" shall have the meaning assigned to such term in Exhibit A of the Amended and Restated Master Operating Agreement.

      "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated pursuant thereto.


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

      "Purchase Price" shall have the meaning assigned to such term in SECTION 2.2(a), as adjusted pursuant to SECTION 2.2(b) and SECTION 2.5.

      "PURPA" shall mean The Public Utility Regulatory Policies Act of 1978.

      "Qualifying Facility" shall have the meaning set forth in 18 C.F.R. Sec.
292.101 (b)(1) or such successor regulation(s) as FERC may promulgate from time to time hereafter.

      "Real Property Leases" shall have the meaning assigned to such term in
SECTION 4.9(a).

      "Remaining Deductible Amount" shall mean the portion of the Deductible Amount that remains unpaid as of the Closing, if any.

      "Review Period" shall have the meaning assigned to such term in SECTION 2.4(b).

      "Seller" shall have the meaning assigned to such term in the Preamble of this Agreement.

      "Shareholder Mailing" shall have the meaning assigned to such term in
SECTION 6.6.

      "Shareholder Materials" shall have the meaning assigned to such term in
SECTION 6.6.

      "Shareholders" shall mean all of the holders of the Shares as of the Closing.

      "Shareholders' Meeting" shall have the meaning assigned to such term in
SECTION 6.6.

      "Shares" shall mean all of the outstanding shares of the capital stock of Seller.

      "Stewart" shall mean James T. Stewart.

      "Stewart Agreement" shall mean that certain letter agreement dated December 18, 2003, by and between MESC and Stewart setting forth the terms and conditions of Stewart's engagement as the Chief Executive Officer of MESC, as amended.

      "Stewart Success Fee" shall mean all amounts payable to Stewart as a success fee or similar fee or compensation under the terms and conditions of the Stewart Agreement in respect to the consummation of the transactions contemplated by this Agreement.

      "Tax" or "Taxes" shall mean any and all federal, state, local and foreign taxes and other governmental levies, fees, imposts and duties of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

      "Tax-Exempt Debt" shall have the meaning assigned to such term in SECTION 2.2(c).


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

      "Tax-Exempt Financing Documents" shall mean the Tax-Exempt Indenture, the IDB Lease Agreement, the Intercreditor Agreement and the security documents securing the same in favor of the Collateral Agent.

      "Tax-Exempt Indenture" shall mean the Amended and Restated Trust Indenture dated as of August 1, 1995 between the IDB and the Tax-Exempt Trustee, as amended.

      "Tax-Exempt Trustee" has the meaning set forth in the Joint Plan of Reorganization.

      "Tax Returns" shall mean returns, reports, exhibits, schedules, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the IRS or other Tax authority.

      "Title Company" shall mean a title insurance company selected by Buyer and authorized to conduct a title insurance business in the State of Alabama.

      "Transaction Documents" shall mean this Agreement, the Escrow Agreement and the DTEES Guaranty.

      "Transfer Taxes" shall have the meaning assigned to such term in SECTION 6.9(c).

      "Underlying Real Property Leases" shall mean, with respect to each Real Property Lease under which MESC is the sublessee, the real property leases or subleases directly or indirectly between the lessor under such Real Property Lease and the fee owner of the real property subject to such Real Property Lease.

      "Underwriter" means Lloyd's and Companies, the underwriter for all insurance policies, binders and other evidences of insurance coverage covering the No. 8 Power Boiler Casualty.

      "Working Capital" shall mean Current Assets less Current Liabilities.

      "Working Capital Baseline Amount" shall mean Zero Dollars ($0).

      SECTION 1.2 Rules of Interpretation.

            Unless the context clearly requires otherwise, in this Agreement:
(i) all references to Articles, Sections, Schedules and Exhibits shall be construed as references to Articles and Sections of and Schedules and Exhibits to this Agreement; (ii) all references to agreements, documents or other instruments shall include all amendments, modifications and supplements thereto and replacements thereof; (iii) a reference to any Person shall include such Person's successors and permitted assigns; and (iv) the words "include" or "including" shall be construed to mean "including, but not limited to."

                                  ARTICLE II.

                             THE PURCHASE AND SALE

      SECTION 2.1 Purchase and Sale of Interests.

            On and subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer and assign all of its right, title and interest in the MESC Units to Buyer, and Buyer agrees to purchase, accept and receive from Seller, the MESC Units.

      SECTION 2.2 Purchase Price and Payment.

      (a) Purchase Price. The purchase price for the sale, conveyance, transfer and assignment of the MESC Units to Buyer (the "Purchase Price") shall be an amount equal to Thirty Million Dollars ($30,000,000), less the Remaining Deductible Amount, which Purchase Price shall be subject to further adjustment in accordance with SECTION 2.2(b) and SECTION 2.5.

      (b) Purchase Price Adjustments.

            The Purchase Price determined in accordance with SECTION 2.2(a) shall be further adjusted pursuant to this SECTION 2.2(b).

            (i) If MESC sells or otherwise disposes of the HRSG and associated inventoried components prior to the Closing, the Purchase Price shall be reduced by Nine Hundred Fifty Thousand Dollars ($950,000).

            (ii) If the Preliminary Working Capital Balance determined as of the Closing Date in accordance with SECTION 2.4(a) is less than or equal to the Working Capital Baseline Amount, the Purchase Price shall be decreased by the amount by which the Preliminary Working Capital Balance is less than the Working Capital Baseline Amount.

            (iii) If the Preliminary Working Capital Balance determined as of the Closing Date in accordance with SECTION 2.4(a) exceeds the Working Capital Baseline Amount, the Purchase Price shall be increased by the amount of such excess.

            (iv) If the quantity and quality of equipment and spare parts owned by MESC and located at the MESC Energy Complex as of the Closing Date are determined by Buyer to be less than the quantity and quality of equipment and spare parts shown on Schedule 4.13(b), the Purchase Price shall be reduced by the difference between the value of the equipment and spare parts shown on Schedule 4.l3(b) (excluding those spare parts specified as such on Schedule 4.13(b) consisting of inventoried components associated with the HRSG if MESC sells or otherwise disposes of the HRSG prior to the Closing in accordance with SECTION 2.2(b)(i)) and the value of the equipment and spare parts as of the Closing Date.

            (v) If the Closing occurs after April 30, 2004, in addition to the adjustments to the Purchase Price set forth in SECTIONS 2.2(b)(i)-(iv), the Parties shall negotiate in good faith further appropriate adjustments to the Purchase Price.

      (c) Payment. On the Closing Date Buyer shall wire transfer to Seller in immediately available funds, to the account or accounts specified by Seller to Buyer on or prior to the Business Day immediately preceding the Closing Date, an amount equal to: (i) the Purchase Price as adjusted in accordance with SECTION 2.2(b), less (ii) One Million Dollars ($1,000,000) as a credit to the Purchase Price relating to the One Million Dollars ($1,000,000) principal amount of 6.95% Solid Waste Revenue Refunding Bonds Series 1995 due 2020 (the "Tax-Exempt Debt") with respect to which MESC then remains obligated to pay pursuant to the IDB Lease Agreement; and less (iii) the Aggregate Escrow Amount, which amount shall be deposited with the Escrow Agent in accordance with SECTION 2.5.

      SECTION 2.3 Available Cash.

            At any time, and from time to time, prior to the Closing, Seller may, to the extent available and permitted to be used for such purpose under applicable law and the Tax-Exempt Financing Documents and other Contracts applicable to MESC or its properties, cause MESC to distribute or pay all or any portion of Available Cash held by MESC to Seller or to the creditors of MESC, and no adjustment of the Purchase Price shall be made in respect of any such distribution or payment except to the extent effected as part of any Working Capital adjustments made pursuant to and in accordance with SECTION 2.2(b) and
SECTION 2.5.

      SECTION 2.4 Working Capital Balance.

      (a) Prior to the Closing, Buyer and Seller shall in good faith, using their reasonable efforts, prepare a statement (the "Preliminary Closing Statement"), which shall set forth in reasonable detail an estimate of the amount of Working Capital of MESC as of the Closing Date based upon a pro forma balance sheet as of Closing prepared no more than 10 days prior to the anticipated Closing Date. The Working Capital balance shown on the Preliminary Closing Statement shall be referred to as the "Preliminary Working Capital Balance."

      (b) Within 60 days following the Closing, Buyer shall prepare and deliver to Seller a statement (the "Closing Statement"), which shall set forth in reasonable detail the amount of Working Capital of MESC as of the Closing Date (calculated before giving effect to any changes to Working Capital effected after the Closing). Following its receipt from Buyer of the Closing Statement, Seller shall have 30 Business Days to review the Closing Statement and to inform Buyer in writing of any disagreement (the "Objection") which it may have with the Closing Statement, which Objection shall specify in reasonable detail Seller's disagreement with the Closing Statement. Buyer agrees to cause MESC to give Seller and its authorized representatives reasonable access to such employees, offices and other facilities and such books and records of MESC as are reasonably necessary to allow Seller and its authorized representatives to examine and evaluate the Closing Statement. If Buyer does not receive the Objection within such 30 Business Day period, the amount of Working Capital set forth on the Closing Statement delivered pursuant to this SECTION 2.4(b) shall be deemed to have been accepted by Seller and shall become binding upon Seller. If Seller timely delivers an Objection to Buyer, Buyer shall then have 15 Business Days from the date of receipt of such Objection (the "Review Period") to review and respond to the Objection. Buyer and Seller shall attempt in good faith to resolve any disagreements with respect to the determination of Working Capital of MESC as of the Closing Date. If they are unable to resolve all of their disagreements with respect to the determination of Working Capital of MESC as of the Closing Date within 15 Business Days following the expiration of the Review Period, they may, at the option of either Buyer or Seller, refer their differences to the CPA Firm, or if the CPA Firm declines to accept such engagement, a nationally recognized firm of independent certified public accountants selected jointly by Buyer and Seller (which jointly selected firm shall then constitute the "CPA Firm"), who shall determine only with respect to the differences so submitted, whether and to what extent, if any, the amount of Working Capital of MESC as of the Closing Date as set forth in the Closing Statement requires adjustment. Buyer and Seller shall direct the CPA Firm to use its reasonable efforts to render its determination within 30 Business Days after the issue is first submitted to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Buyer and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Buyer and Seller. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records relating to the Closing Statement and all other items reasonably requested by the CPA Firm. The Closing Statement as agreed to by Buyer and Seller or as determined by the CPA Firm shall be referred to as the "Final Closing Statement," shall be executed by Buyer and Seller and a copy thereof shall be delivered to the Escrow Agent. The Working Capital balance shown on the Final Closing Statement shall be referred to as the "Final Working Capital Balance."

      (c) The Preliminary Closing Statement, the Closing Statement and the Final Closing Statement shall be prepared in accordance with GAAP and on a basis consistent with MESC's financial statements attached hereto as Schedule 4.16, using the same accounting methods, policies, practices, procedures and adjustments as were used in the preparation of such financial statements. Notwithstanding the foregoing, to the extent the accounting policies and practices used in preparing the Preliminary Closing Statement and MESC's financial statements attached hereto as Schedule 4.16 are not in accordance with GAAP, the accounting policies and practices used in preparing the Preliminary Closing Statement and MESC's financial statements attached hereto as Schedule
4.16 will be used in preparing the Closing Statement and the Final Closing Statement.

      SECTION 2.5 Escrow Account.

      (a) At the Closing, Buyer shall deposit with the Escrow Agent an amount equal to the greater of (i) the Preliminary Working Capital Balance and (ii) One Million Five Hundred Thousand Dollars ($1,500,000) (the "Aggregate Escrow Amount"), which Aggregate Escrow Amount shall be held by the Escrow Agent in an interest bearing account (the "Escrow Account") and distributed by the Escrow Agent in accordance with the Escrow Agreement.

      (b) The Aggregate Escrow Amount and all accrued interest and other earnings thereon shall be distributed by the Escrow Agent in accordance with the Escrow Agreement, which shall provide, among other things, as follows:

      (i) The Escrow Agent shall hold the Aggregate Escrow Amount until such time as the Working Capital of MESC as of the Closing Date has been finally determined pursuant to the Final Closing Statement in accordance with the provisions of SECTION 2.4 and the Escrow Agent has received a copy of such Final Closing Statement executed by both Buyer and Seller.

      (ii) Final Working Capital Balance exceeds Preliminary Working Capital Balance.

                  (A) If the Final Working Capital Balance of MESC exceeds the
            Preliminary Working Capital Balance, the Purchase Price shall be increased by the amount of such excess (the "Positive Working Capital Adjustment"), and the Escrow Agent shall immediately pay to Seller the entire Aggregate Escrow Amount and all accrued interest and other earnings thereon. In addition, Buyer shall wire transfer to Seller to the account or accounts specified by Seller immediately available funds in an amount equal to the Positive Working Capital Adjustment.

      (iii) Preliminary Working Capital Balance exceeds Final Working Capital Balance.

                  (A) If the Preliminary Working Capital Balance exceeds the
            Final Working Capital Balance of MESC, the Purchase Price shall be decreased by the amount of such excess (the "Negative Working Capital Adjustment"), and the Escrow Agent shall immediately pay to Buyer in cash out of the Escrow Account the amount of the Negative Working Capital Adjustment and all accrued interest and other earnings which have accrued thereon up to the amount available in the Escrow Account. Within five (5) Business Days following the aforementioned payment to Buyer, the Escrow Agent shall distribute to Seller all funds remaining in the Escrow Account after such payment. If funds are insufficient in the Escrow Account to make such payment to Buyer, because for example, the Final Working Capital Balance is less than zero, then Seller shall wire transfer to Buyer to the account or accounts specified by Buyer immediately available funds in an amount equal to the difference between the Negative Working Capital Adjustment and the Aggregate Escrow Amount.

      (iv) Preliminary Working Capital Balance equals Final Working Capital Balance.

                  (A) If the Preliminary Working Capital Balance equals the
            Final Working Capital Balance of MESC, the Escrow Agent shall immediately pay to Seller the entire Aggregate Escrow Amount and all accrued interest and other earnings thereon.

      (c) Each of Buyer and Seller shall be responsible for and shall pay 50% of all fees, costs and expenses payable to the Escrow Agent pursuant to the Escrow Agreement.

                                  ARTICLE III.

                                    CLOSING

      SECTION 3.1 Time and Place.

            Subject to the provisions of ARTICLE IX hereof as to termination of this Agreement, the purchase and sale of the MESC Units will take place at a closing (the "Closing") at the offices of Hunton & Williams at 11:00 a.m. local time on the earliest practicable date after all of the conditions precedent to each Party's obligations hereunder as specified in ARTICLE VII and ARTICLE VIII have been satisfied or waived or such other time and place as Buyer and Seller may mutually agree in writing. The date on which the Closing is actually held is the "Closing Date."

      SECTION 3.2 Transactions at Closing.

            At the Closing, the following shall occur:

      (a) The Purchase Price shall be payable to Seller in accordance with the provisions of SECTION 2.2;

      (b) Seller shall assign and transfer the MESC Units to Buyer, free of any Encumbrances, by execution and delivery of a bill of sale with respect to such MESC Units and such other instruments of transfer or documents necessary to effect transfer of the title of the MESC Units to be sold by Seller to Buyer and to permit registration of such transfer in the registry of members of MESC in accordance with this Agreement.

      (c) Buyer, Seller and the Escrow Agent shall execute and deliver the Escrow Agreement contemplated by SECTION 2.5(b);

      (d) Buyer shall deposit the Aggregate Escrow Amount with the Escrow Agent in accordance with the provisions of SECTION 2.5(a);

      (e) Seller shall cause MESC to deliver to Buyer evidence reasonably satisfactory to Buyer that the Cahoon Agreement and the Stewart Agreement and all other agency and employment arrangements with MESC have been terminated and that all of MESC's obligations therein and claims against MESC arising therefrom, if any, have been fully discharged and paid in full, waived or released;

      (f) Seller shall cause MESC to deliver to Buyer evidence reasonably satisfactory to Buyer that the O&M Agreement has been terminated and that all of MESC's obligations therein and claims against MESC arising therefrom, if any, have been fully discharged and paid in full, waived or released;

      (g) Buyer shall cause DTEES to execute and deliver to Seller the DTEES Guaranty;

      (h) Seller shall cause MESC to deliver to Buyer written resignations, effective as of the Closing, by Seller, Stewart, Cahoon and each other Person, if any, who, immediately prior to the Closing, is a manager, a director or an officer of MESC;

      (i) Seller shall deliver to Buyer a certificate of Seller certifying as to
(i) MESC's articles of organization, limited liability company agreement and incumbency of officers immediately prior to the Closing; (ii) Seller's articles of incorporation, by-laws, and incumbency of officers immediately prior to the Closing; and (iii) the resolutions of the board of directors of Seller approving this Agreement and the transactions contemplated hereby and the vote of the Shareholders of Seller approving this Agreement and the transactions contemplated hereby as required under applicable law;

      (j) Seller shall deliver to Buyer a certificate of Seller certifying as to the matters set forth in SECTION 7.1 and SECTION 7.2;

      (k) Buyer shall deliver to Seller a certificate of Buyer certifying as to Buyer's certificate of formation, limited liability company agreement and incumbency of officers immediately prior to the Closing and the resolutions of Buyer's managing member or board of directors approving this Agreement and the transactions contemplated hereby as required under applicable law;

      (l) Buyer shall deliver to Seller a certificate of Buyer certifying as to the matters set forth in SECTION 8.3 and SECTION 8.4.

      (m) Seller shall deliver to Buyer a certificate from the Alabama Department of Revenue confirming that all Taxes owed in relation to MESC have been paid or that no Taxes are due; and

      (n) The Parties shall execute and deliver any and all other certificates, documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

            The foregoing transactions shall be deemed to occur simultaneously at the Closing.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As of the date hereof, Seller hereby represents and warrants to Buyer the following:

      SECTION 4.1 Corporate Organization.

            Seller is a corporation duly organized, validly existing and in good standing under the laws of Alabama. MESC is a limited liability company, duly organized, validly existing and in good standing under the laws of Alabama. Each of Seller and MESC has all requisite power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its business as now conducted, except where the failure to have such licenses, authorizations, permits, consents or approvals would not have a Material Adverse Effect. MESC is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 4.2 Capitalization; Title.

            All of the MESC Units are owned of record and beneficially by Seller. All of the MESC Units have been validly issued, and are fully paid and nonassessable. The MESC Units represent all of the membership units in MESC. Except for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire the MESC Units or other membership units or equity interests in MESC. There are no voting trusts or other agreements or understandings to which Seller is a party with respect to the voting of the MESC Units. There is no indebtedness of Seller or MESC having general voting rights issued and outstanding. Except for this Agreement, there are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire outstanding MESC Units or any securities convertible into or exchangeable for any MESC Units. Seller has valid and marketable title to the MESC Units free and clear of any Encumbrances. Upon the transfer of the MESC Units to Buyer at the Closing in accordance with SECTION 3.2(b), Buyer will constitute a protected purchaser with respect to the MESC Units under Article 8 of the Uniform Commercial Code as enacted and in effect in the State of New York. True and correct copies of the Organizational Documents of MESC with all amendments thereto to the date hereof are attached at Schedule 4.2.

      SECTION 4.3 Subsidiaries and Equity Interests.

            MESC has no subsidiaries and does not own, directly or indirectly, any shares of capital stock, voting rights or other equity interests or investments in any other Person.

      SECTION 4.4 Validity of Agreement; Authorization.

            Seller has the full corporate power to enter into this Agreement and each of the other Transaction Documents to which Seller is a party. The execution and delivery by Seller of this Agreement and each of the other Transaction Documents to which Seller is a party and the performance of Seller's obligations hereunder and thereunder have been duly authorized by the board of directors of Seller and, as of the Closing, will have been duly authorized by the Shareholders, and no other proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and constitutes Seller's valid and binding obligation enforceable against Seller in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally or by general equitable principles).

      SECTION 4.5 No Conflict or Violation.

            Except as set forth on Schedule 4.5, the execution, delivery and performance by Seller of this Agreement does not and will not (a) violate or conflict with any provision of the Organizational Documents of Seller, (b) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any foreign, federal, tribal, state or local government, court, arbitrator, agency or commission or other governmental or regulatory body or authority ("Governmental Authority"), (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which MESC or Seller is a party or by which MESC or Seller is bound or to which any of MESC's or Seller's properties or assets is subject, (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of MESC or (e) result in the cancellation, modification, revocation or suspension of any License of MESC, except, in the case of clauses (b), (c) and (e), such as is not reasonably expected to have a Material Adverse Effect.

      SECTION 4.6 Consents and Approvals.

            Except as disclosed on Schedule 4.6, no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of Seller or MESC) is required as a condition to the execution and delivery of this Agreement by Seller or the performance of its obligations hereunder, except where the failure to obtain or make any such consent, approval, authorization, filing, registration or qualification is not reasonably expected to have a Material Adverse Effect.

      SECTION 4.7 Absence of Certain Changes or Events.

            Except as set forth in Schedule 4.7, from and including the Effective Date, the business and operations of MESC have been conducted in the ordinary course consistent with past practices, and MESC has not taken any action that, if taken after the date hereof, would constitute a breach of the covenants set forth in SECTION 6.1. From and including the Effective Date, there has not been any event or condition that has had, or is reasonably expected to have, a Material Adverse Effect.

      SECTION 4.8 Material Contracts.

            Schedule 4.8 sets forth a true and complete list of all Material Contracts to which MESC is a party. Each Material Contract is valid, binding upon and enforceable against MESC and, to Seller's Knowledge, each of the other parties thereto in accordance with its terms, and is in full force and effect on the date hereof, except where a failure to be so valid, binding or enforceable or in full force or effect is not reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 4.8, neither MESC nor, to the Knowledge of Seller, any other party to any Material Contract is in violation or breach of, or default under (and no event has occurred that with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of such Material Contract, except where such violation, breach or default is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. True, correct and complete copies of all contracts and agreements listed on Schedule 4.8 have previously been provided or made available by Seller to Buyer as of the date of this Agreement. To Seller's Knowledge, MESC is not a party to any contracts, agreements or commitments not listed on Schedule 4.8 which, in the aggregate, involve the payment or receipt by MESC of more than $100,000.

      SECTION 4.9 Real Property Leases.

      (a) To the Knowledge of Seller, Schedule 4.9(a) lists all real property leases in Seller's or MESC's possession under which MESC is a lessee, sublessee, lessor or sublessor, together with all agreements in Seller's or MESC's possession related to such real property leases (the "Real Property Leases"), all Underlying Real Property Leases in Seller's or MESC's possession with respect to the real property subject to the Real Property Leases, and all easement agreements in Seller's or MESC's possession pursuant to which beneficial easements in favor of MESC or easements appurtenant to the real property subject to the Real Property Leases have been granted (the "Easement Agreements"). To the Knowledge of Seller, MESC owns no material fee, leasehold or other possessory interest in real property other than pursuant to the agreements identified on Schedule 4.9(a) or as otherwise identified on Schedule 4.9(a).

      (b) To the Knowledge of Seller, except as set forth in Schedule 4.9(b):
(i) all Real Property Leases and Easement Agreements are valid, binding and enforceable against MESC and each other party thereto (or in the case of the Easement Agreements, the real property burdened thereby) in accordance with their terms; (ii) there are no existing defaults by MESC or any other party thereunder; and (iii) no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by MESC or any other party thereunder.

      (c) Seller has delivered or made available to Buyer true, correct and complete copies of each of the Real Property Leases, Underlying Real Property Leases and Easement Agreements that are in the possession of Seller or MESC. Copies of any current surveys pertaining to the real property subject to Real Property Leases in MESC's or Seller's possession have heretofore been made available to Buyer.

      SECTION 4.10 Title to Property and Assets.

      (a) Except for Permitted Encumbrances and as set forth on Schedule 4.10(a), MESC owns its personal properties and assets, free and clear of any Encumbrances. To Seller's Knowledge, there is no material risk of imminent foreclosure with respect to any Permitted Encumbrance.

      (b) Copies of any title abstracts, title insurance commitments, title insurance policies and title opinions in MESC's or Seller's possession relating to the Real Property Leases, Easement Agreements or MESC's or Seller's lenders' interest in the real property subject to the Real Property Leases and Easement Agreements have heretofore been made available to Buyer.

      (c) Except for the Underlying Real Property Leases, the Real Property Leases, the Permitted Encumbrances and the Encumbrances identified on the attached Schedule 4.10(c), to Seller's Knowledge, (i) there are no Encumbrances on the real property subject to the Real Property Leases or the Easement Agreements and (ii) there are no present violations by MESC or Seller, or to Seller's Knowledge, any other party to the Real Property Leases, on the real property subject to the Real Property Leases of any enforceable covenants, conditions or restrictions nor do any of the existing improvements located thereon violate any applicable zoning ordinances, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 4.11 Condemnation.

            Neither Seller nor MESC has received any written notices of, and neither Seller nor MESC has any Knowledge of, any pending or threatened proceedings or actions by any Governmental Authority to condemn or take by power of eminent domain all or any part of the real property subject to the Real Property Leases or other assets owned by MESC.

      SECTION 4.12 Environmental; Health and Safety Matters.

      (a) Except as set forth on Schedule 4.12(a):

            (i) MESC's operations are in compliance with all applicable Environmental Laws, except where failure to comply is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect;

            (ii) Neither Seller nor MESC has received any written request for information, or any written notification that it is a potentially responsible party, under CERCLA or any similar state law with respect to any site allegedly connected to the activities or operations of MESC;

            (iii) There are no material writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to Seller's Knowledge, threatened involving MESC relating to (A) its compliance with any Environmental Law, (B) the release, disposal, discharge, spill, treatment, storage or recycling of Hazardous Materials into the environment at any location, or
      (C) the exposure or alleged exposure of any person to Hazardous Materials;

            (iv) There has been no release, disposal discharge, or spill of, or exposure of any person to, Hazardous Materials at any location which is reasonably expected to result in MESC incurring in the future any material liability under Environmental Laws or any future liability under the Environmental Indemnity Agreements:

            (v) MESC has obtained and currently maintains all Licenses which are required under Environmental Laws for the operation of its business (collectively, "Environmental Permits"), is in compliance with all such Environmental Permits, except to the extent that any failure to comply, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect, and to Seller's Knowledge, all such Environmental Permits are in effect and no appeal or any other action is pending to revoke any such Environmental Permit.

      (b) To the Knowledge of Seller, a complete list of the Environmental Permits is set forth on Schedule 4.12(b), and Seller has provided or made available to Buyer a true, correct and complete copy of each such Environmental Permit.

      (c) To the Knowledge of Seller, all information provided to the United States Environmental Protection Agency ("EPA") by or on behalf of MESC in connection with the request for and determination issued by EPA on August 8, 2003, regarding the applicability of Title IV of the Clean Air Act to facilities owned and operated by MESC is accurate.

      SECTION 4.13 Equipment and Spare Parts

      (a) Schedule 4.13(a) sets forth an accurate description of the MESC Energy Complex, including the major equipment comprising such MESC Energy Complex.

      (b) Schedule 4.13(b) sets forth a list of all material spare parts and equipment MESC will have on hand at the MESC Energy Complex on the Closing Date.

      SECTION 4.14 Qualifying Facility Status.

      (a) MESC filed a notice of self-certification with the FERC with respect to the MESC Energy Complex, certifying the MESC Energy Complex as a Qualifying Facility, in accordance with 18 C.F.R. Sec. 292.207(a) on September 26, 2003 ("Notice of Self-Certification") that accurately describes the equipment configuration of the MESC Energy Complex and the ownership and operation of the MESC Energy Complex, and the MESC Energy Complex has been configured, owned and operated as described in such Notice of Self-Certification in all material respects at all times from and including the Effective Date.

      (b) At all times from and including the Effective Date, the MESC Energy Complex has been, and is, a Qualifying Facility.

      SECTION 4.15 MESC Conduct of Business, Contracts and Liabilities

      (a) MESC (i) has not engaged in any business other than the acquisition, ownership and operation of the MESC Energy Complex, (ii) is not a party to any Material Contract other than the Material Contracts listed on Schedule 4.8, and
(iii) has no liability in respect of any indebtedness for borrowed money other than the Tax-Exempt Debt in the principal amount of $1 million in accordance with the Tax-Exempt Financing Documents.

      (b) Since the Effective Date, all Tax Returns that are or were required to be filed by or with respect to MESC, either separately or as a member of a group of companies, have been filed on a timely basis in accordance with applicable legal requirements and are true, correct and complete in all material respects. All Taxes due as shown on such returns, by assessment or otherwise for which MESC is or prior to Closing could become liable have been paid. There are no audits or other proceedings pending or, to the Knowledge of Seller or MESC, threatened with any governmental authority with respect to any such Taxes or returns.

      (c) To the Knowledge of Seller, MESC is and at all times has been either
(i) a "pass-through" entity, taxed as a partnership for federal and state income tax purposes or (ii) disregarded for federal and state income tax purposes as a single member limited liability company. From and after the Effective Date, there will be no tax sharing agreement to which MESC is a party or by which it is bound or pursuant to which MESC is or could become liable for any payment with respect to Taxes since the Effective Date.

      SECTION 4.16 Financial Statements

            (i) The unaudited annual balance sheet, statements of income and retained earnings and statements of changes in cash flow of MESC (collectively the "Financial Statements") for the fiscal year ended December 31, 2003 are set forth on Schedule 4.16, or will be supplied by MESC upon the completion of such December 31, 2003 Financial Statements and in all events prior to Closing, (ii) if the Closing takes place after completion of preparation of the Financial Statements for the quarterly period ending March 31, 2004 (using MESC's customary accounting practices, methods, policies and procedures), the unaudited quarterly Financial Statements for the period ended March 31, 2004 will be set forth on Schedule 4.16 as of the Closing, and (iii) if the Closing occurs prior to completion of preparation of the Financial Statements for the quarterly period ending March 31, 2004 (using MESC's customary accounting practices, methods, policies and procedures), the unaudited monthly Financial Statements for each of January and February 2004 will be set forth in Schedule 4.16(a) as of the Closing. Such Financial Statements accurately present in all material respects the financial condition of MESC as at the date of such Financial Statements, subject in the case of the unaudited quarterly or monthly Financial Statements, as the case may be, to normal period ending adjustments, and there has been no material adverse change in the financial condition of MESC since the date of such Financial Statements. There is no liability or obligation with respect to MESC of any nature whatsoever (whether accrued, contingent or otherwise and whether or not due) which is not reflected in such Financial Statements but which has had or, is reasonably expected to have, a Material Adverse Effect.

      SECTION 4.17 Licenses.

            All Licenses (other than the Environmental Permits, which are subject to SECTION 4.12) required to be held or made on the part of MESC from or with any Governmental Authority to conduct its business as currently conducted are listed on Schedule 4.17. All such Licenses have been obtained or made by MESC, are in full force and effect and are final and non-appealable, and MESC is in compliance with such Licenses, except to the extent that any failure to comply, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect. Seller has provided or made available to Buyer on or before the date of this Agreement a true, correct and complete copy of each such License.

      SECTION 4.18 Bankruptcy Proceedings.

            The Joint Plan of Reorganization has been substantially consummated within the meaning of Section 1101 of the Bankruptcy Code, the Effective Date has occurred, and each of Seller and MESC has performed all its obligations and fully discharged all its liabilities arising under the Joint Plan of Reorganization (other than those obligations in respect of the Tax-Exempt Debt which continue after the Effective Date).

      SECTION 4.19 Full Access.

            Seller and MESC have provided Buyer with full access to all books, records, statements, documents and other information regarding MESC, the MESC Energy Complex and the business and operations of MESC in the possession of Seller or MESC of which Seller or MESC has Knowledge.

      SECTION 4.20 No. 8 Power Boiler Casualty.

            To Seller's Knowledge, the No. 8 Power Boiler Casualty did not result in any physical injury or harm to any individual. No claim for compensation, reimbursement, coverage, indemnification or damages with respect to the No. 8 Power Boiler Casualty has been made by MESC or, to Seller's Knowledge, any other Person, except for those insurance claims identified on
Schedule 4.20.

      SECTION 4.21 No Other Representations or Warranties.

            Except as and to the extent set forth in this ARTICLE IV and in any certificate delivered by Seller as of Closing, Seller makes no representations or warranties whatsoever to Buyer and hereby disclaims all liability and responsibility for any representation, warranty, statement or information made, communicated or furnished (orally or in writing) to Buyer or its representatives (including any opinion, information, projection or advice that may have been or may be provided to Buyer by any shareholder, director, officer, employee, agent consultant or representative of Seller or any Affiliate of Seller). Seller makes no representations or warranties whatsoever to Buyer regarding the probable success or profitability of MESC or any of MESC's businesses.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

            As of the date hereof, Buyer hereby represents and warrants to Seller as follows:

      SECTION 5.1 Corporate Organization.

            Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite power and authority to own its properties and assets and to conduct its business as now conducted. Buyer is duly qualified to do business as a foreign entity in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualifications necessary.

      SECTION 5.2 Validity of Agreement.

            Buyer has all corporate power to enter into this Agreement and each of the other Transaction Documents to which Buyer is a party and to consummate the transactions and to carry out Buyer's obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and each of the other Transaction Documents to which Buyer is a Party and the performance of Buyer's obligations hereunder and thereunder has been duly authorized by Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally or by general equitable principles).

      SECTION 5.3 No Conflict or Violation; No Defaults.

            The execution, delivery and performance by Buyer of this Agreement does not and will not (a) violate or conflict with any provision of its Organizational Documents, (b) violate any applicable provision of law, or any order, judgment or decree of any Governmental Authority, (c) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which Buyer is bound or to which any of Buyer's properties or assets is subject or (d) result in the creation or imposition of any Encumbrance upon any of Buyer's properties or assets, except, in the case of clauses (b) and (c), such as is not reasonably expected to have a material adverse effect on the ability of Buyer to fulfill its obligations under this Agreement or on the transactions contemplated hereby.

      SECTION 5.4 Consents and Approvals.

            Except as disclosed on Schedule 5.4, no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of Buyer) is required as a condition to the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder, except where the failure to obtain or make any such consent, approval, authorization, filing, registration or qualification is not reasonably expected to have a material adverse effect on the ability of Buyer to fulfill its obligations under this Agreement or on the transactions contemplated hereby.

      SECTION 5.5 Independent Investigation.

            Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of MESC, which investigation, review and analysis was done by Buyer and its Affiliates and, to the extent Buyer deemed necessary or appropriate, by Buyer's representatives. Buyer acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of MESC for such purposes. In entering into this Agreement, Buyer acknowledges that it has relied solely upon the aforesaid investigation, review and analysis and not on any factual representations of Seller, MESC or any of Seller's or MESC's representatives other than the specific representations and warranties of Seller set forth in this Agreement and the other Transaction Documents to which Seller or MESC is a party.

                                  ARTICLE VI.

                                   COVENANTS

      SECTION 6.1 Certain Changes and Conduct of Business.

      (a) Except as required or permitted pursuant to the terms of this Agreement or as set forth on Schedule 6.1, from and after the date of this Agreement and until the Closing Date, Seller shall cause MESC to conduct MESC's business and operations in the ordinary course in accordance with good engineering and operating practices (including maintaining MESC's coal bins located at the MESC Energy Complex at least three-quarters (3/4) full, which the Parties hereby acknowledge and agree constitutes an adequate fuel inventory for normal operations of the MESC Energy Complex) and the requirements of the O&M Agreement or OPCO Agreement, as applicable, and other Project Documents, and, without the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), Seller will not cause or permit MESC to, except as required or permitted pursuant to the terms of this Agreement or except as set forth on Schedule 6.1, take any action that would cause any of the representations or warranties of Seller set forth in ARTICLE IV to be untrue in any material respect or fail to take any commercially reasonable action necessary to prevent any of the representations or warranties of Seller contained in ARTICLE IV from becoming untrue in any material respect.

      (b) At all times from and including the Effective Date up to and including the Closing Date, the MESC Energy Complex will be configured, and Seller will cause MESC to own and operate the MESC Energy Complex, as described in the Notice of Self-Certification in all material respects and Seller shall take or cause MESC to take all steps to assure that the MESC Energy Complex is a Qualifying Facility at all times during such period.

      SECTION 6.2 Available Cash of MESC.

            Notwithstanding the provisions of SECTION 6.1 of this Agreement or any other provision of this Agreement, each of Buyer and Seller hereby agrees that, at any time, and from time to time, prior to the Closing, Seller may cause MESC to distribute or pay all or any portion of Available Cash held by MESC to Seller or to the creditors of MESC as and to the extent permitted in SECTION 2.3, and no adjustment of the Purchase Price shall be made in respect of any such distribution or payment except to the extent effected as part of any Working Capital adjustments made pursuant to and in accordance with SECTION 2.2(b) and SECTION 2.5.

      SECTION 6.3 Equipment and Spare Parts as of the Closing.

            Each of Buyer and Seller hereby acknowledges and agrees that the list of equipment and spare parts set forth on Schedule 4.13(b) constitutes a list of equipment and spare parts that, as of the date of this Agreement, are adequate for the conduct of MESC's business and operations consistent with good engineering and operating practices.

      SECTION 6.4 Access to Properties and Records.

      (a) Seller shall afford, and shall cause MESC to afford, to Buyer and Buyer's accountants, counsel and representatives upon reasonable advance notice reasonable access during normal business hours throughout the period commencing on the date hereof and ending on the Closing (or the earlier termination of this Agreement pursuant to ARTICLE IX) to all of MESC's properties, books, contracts, and records and, during such period, shall furnish promptly to Buyer all information concerning MESC's respective business, properties, liabilities and personnel as Buyer may request, provided that no investigation or receipt of information pursuant to this SECTION 6.4(a) shall affect any representation or warranty of Seller or the conditions to the obligations of Buyer. Buyer shall have no right of access to, and Seller shall have no obligation to provide to Buyer, (i) bids received from others in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids or (ii) any information the disclosure of which Seller has concluded may jeopardize any privilege available to Seller or MESC relating to such information or would cause Seller or MESC to breach a confidentiality obligation. Buyer further agrees that if Seller or MESC inadvertently furnishes to Buyer copies of or access to information that is subject to clause (ii) of the preceding sentence, Buyer will, upon Seller's request, promptly return same to Seller together with any and all extracts therefrom or notes pertaining thereto (whether in electronic or other format). Buyer shall indemnify, defend, and hold harmless Seller, MESC and their respective Affiliates from and against any Damages asserted against or suffered by Seller, MESC or any of their respective Affiliates resulting from or arising out of the negligence or willful misconduct or Buyer or any of Buyer's agents, consultants or representatives during the course of any such examinations or inspections made by Buyer or any of Buyer's agents, consultants or representatives pursuant to this SECTION 6.4(a).

      (b) Buyer shall preserve and keep all books and records relating to the business or operation of MESC on or before the Closing in Buyer's possession for a period of at least six (6) years after the Closing. Notwithstanding the foregoing, Buyer shall preserve and keep all books and records of MESC relating to any audit or investigation instituted by a Governmental Authority or any litigation (whether or not existing on the Closing) if it is reasonably likely that such investigation or litigation may relate to matters occurring prior to the Closing, without regard to the 6-year period set forth in this SECTION 6.4(b).

      SECTION 6.5 Advice of Changes.

            Prior to the Closing, each Party shall promptly advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains knowledge (or Knowledge, in the case of Seller) and which, if existing or occurring at the date of this Agreement, would have been required to be disclosed by such Party in or pursuant to this Agreement, including any of the Schedules or Exhibits hereto, or which would cause any of its representations or warranties in ARTICLE IV or ARTICLE V, as applicable, not to be true and correct at such time as if such representation or warranty had been given at and as of such time; provided, however, that delivery of any such notice by a Party pursuant to this SECTION 6.5 shall not limit or otherwise affect the remedies available hereunder to the other Party.

      SECTION 6.6 Shareholders' Meeting.

            As promptly as is reasonably practicable following the execution and delivery of this Agreement, Seller, acting through its board of directors, shall duly call, give notice of (the "Notice of Special Meeting"), convene and hold a special meeting of the Shareholders (the "Shareholders' Meeting") for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby. The Notice of Special Meeting shall include the recommendation of the board of directors of Seller that the Shareholders approve and adopt this Agreement and the transactions contemplated hereby and shall be accompanied by appropriate proxy materials and all other materials required by applicable law (collectively with the Notice of Special Meeting, the "Shareholder Materials"). Seller shall mail or deliver the Shareholder Materials to all of the Shareholders (the "Shareholder Mailing") at Seller's expense. Seller shall use its commercially reasonable efforts to obtain the approval and adoption of this Agreement and the transactions contemplated hereby by the Shareholders.

      SECTION 6.7 Consents and Approvals.

            Buyer and Seller shall each use commercially reasonable efforts to obtain, and in the case of Seller, cause MESC to obtain, all necessary consents, waivers, authorizations and approvals of and to make all necessary filings with all Governmental Authorities, and of all other Persons, required in connection with the execution, delivery and performance by them of this Agreement, and each of Buyer and Seller shall cooperate fully with the other in promptly seeking to obtain all such authorizations, consents, orders, and approvals, giving such notices, and making such filings.

      SECTION 6.8 Reasonable Efforts.

            Upon the terms and subject to the conditions of this Agreement, each of Seller and Buyer will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer will use commercially reasonable efforts to obtain third-party, limited recourse financing for the MESC Energy Complex satisfactory to Buyer and to otherwise satisfy the conditions to Buyer's obligations hereunder set forth in SECTION 7.20, and Seller will use commercially reasonable efforts to cause MESC to enter into a Boiler Repair Contract that is, or is deemed (pursuant to SECTION 6.12(e)) to be, satisfactory to Buyer in Buyer's sole discretion and to otherwise satisfy the conditions to Seller's obligations hereunder set forth in SECTION 8.12.

      SECTION 6.9 Tax Covenants.

      (a) Seller shall, or shall cause MESC to, prepare and file all Tax Returns relating to MESC with the appropriate federal, state, local and foreign governmental agencies, and pay the Taxes shown to be due thereon, for which Tax Returns are due and Taxes are payable prior to the Closing. For periods ending on or prior to the Closing, but for which Tax Returns are not due and Taxes are not payable as of the Closing, Seller shall prepare and submit to Buyer for review, signature, and filing all such Tax Returns required to be filed by MESC, and Seller shall, or shall cause MESC to, pay the Taxes shown to be due thereon prior to the Closing.

      (b) Seller will cause any tax sharing agreement or similar arrangement with respect to Taxes involving MESC to be terminated effective as of or before the Closing, to the extent any such agreement or arrangement relates to MESC, and after the Closing MESC shall not have any obligation under any such agreement or arrangement for any past, present or future period.

      (c) All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the transactions contemplated by this Agreement (the "Transfer Taxes") shall be borne by the party on which such Transfer Taxes are imposed by applicable law. Notwithstanding anything to the contrary in this SECTION 6.9, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use reasonable commercial efforts to provide such Tax Returns to the other parties at least 10 Business Days prior to the due date for such Tax Returns.

      SECTION 6.10 Confidentiality.

      (a) The Parties acknowledge and agree that Affiliates of the Parties entered into a letter agreement dated April 12, 2002 (the "Confidentiality Agreement") in relation to the acquisition of MESC. The terms of the Confidentiality Agreement are hereby incorporated into this Agreement by reference, and the Parties agree, for and on behalf of themselves and their Affiliates, that they will be bound by the terms of such Confidentiality Agreement, subject to the modifications provided herein, each reference therein to MESC being deemed to be a reference to Seller and its Affiliates, and each reference therein to DTEES being deemed to be a reference to Buyer and its Affiliates. For all purposes of the Confidentiality Agreement (including as incorporated into this Agreement), the existence and terms of this Agreement and any notices, agreements, documents or other information supplied or delivered in connection with this Agreement, shall be deemed to be Information under and as defined in the Confidentiality Agreement. The obligations of the Parties under the Confidentiality Agreement (as incorporated into this Agreement) shall survive the Closing or the earlier termination of this Agreement until the date on which such Confidentiality Agreement expires in accordance with its terms or, if the Closing has occurred, the date which is two (2) years after the Closing Date. After the Closing Date, the restrictions set forth herein in respect of Proprietary Information (as defined in the Confidentiality Agreement), to the extent related to MESC and its operations after the Closing Date, shall no longer apply to Buyer. Notwithstanding any obligations set forth in the Confidentiality Agreement, Seller, MESC and their Affiliates agree that prior to the Closing, DTEES, Buyer and each of their Affiliates may reveal or disclose Proprietary Information to any other prospective lenders or investors and their representatives and advisors in connection with Buyer's financing of its purchase of the MESC Units or the MESC Energy Complex. Notwithstanding any obligations set forth in the Confidentiality Agreement, DTEES, Buyer and their Affiliates agree that prior to the Closing, Seller, MESC and each of their Affiliates may reveal or disclose to the Shareholders this Agreement, any other Transaction Document and any other Proprietary Information as, in the reasonable judgment of Seller, may be necessary or advisable in order to properly obtain the consent and approval of the Shareholders of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby as required by this Agreement or by applicable law.

      (b) Furthermore any of the Parties may provide Proprietary Information of the other Parties to the SEC, FERC, the State PUCs or any other Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain consents or regulatory approvals or to comply generally with any relevant law or regulation. The disclosing Party will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing Party will notify the other applicable Party as far in advance as is practicable of its intention to release to any Governmental Authority any Proprietary Information.

      (c) Notwithstanding any obligations set forth in the Confidentiality Agreement, each of the Parties and their respective members, shareholders, Affiliates and representatives may, at any time after the execution of this Agreement or the public announcement of the transactions contemplated hereby, disclose to any and all Persons without limitation of any kind the Tax treatment and Tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other Tax analyses) that are provided to either Party or any of their respective members, shareholders, Affiliates or representatives relating to such Tax treatment or Tax structure; provided, however, that any such information relating to the Tax treatment or Tax structure shall be kept confidential to the extent necessary to comply with applicable federal or state securities laws.

      SECTION 6.11 No Fees and Commissions.

            Each of Seller and Buyer represents and warrants to the other that no broker, finder or other Person is entitled to any fees, commissions or other amounts in connection with the transactions contemplated hereby by reason of any action taken by the Party making such representation for which the other Party could become liable or obligated, other than the Stewart Success Fee and the Cahoon Success Fee, both of which shall be the sole obligation and responsibility of Seller. Seller and Buyer shall each discharge, and shall indemnify and hold the other Party harmless from and against, any and all claims or Damages for all such fees, commissions and other amounts incurred by reason of any action taken by the indemnifying Party.

      SECTION 6.12 No. 8 Power Boiler Casualty Claim.

      (a) As soon as reasonably practicable, and in any event at least 5 Business Days prior Seller delivering the items required in SECTION 6.12(c), Seller shall provide or cause MESC to provide to Buyer accurate and complete copies of (i) all insurance policies, binders and other evidences of insurance coverage related to the No. 8 Power Boiler Casualty and the insurance claim folder related to the No. 8 Power Boiler Casualty Claim (including all claims identified on Schedule 4.20), (ii) all reports with respect to the No. 8 Power Boiler Casualty prepared by or on behalf of MESC or, to the extent MESC has been provided copies thereof, by any other Person and (iii) all filings or notifications with any Governmental Authority made by or on behalf of MESC with respect to the No. 8 Power Boiler Casualty. Seller shall keep Buyer reasonably informed of the discussions and negotiations with the Underwriter regarding the No. 8 Power Boiler Casualty Claim, and shall provide to Buyer copies of any proposals or drafts of any change of control or assignment provisions or of any written acknowledgment of the Underwriter with respect to the No. 8 Power Boiler Casualty Claim.

      (b) The insurance policies, binders and/or other evidence of insurance covering the No. 8 Power Boiler Casualty (copies of which shall be provided by Seller to Buyer pursuant to SECTION 6.12(a) after the date hereof) shall contain assignment and change of control provisions satisfactory to Buyer in Buyer's sole discretion. Buyer shall respond in writing to Seller within 5 Business Days after receipt by Buyer of accurate and complete copies of all such insurance policies, binders and/or other evidence of insurance, indicating whether or not such assignment and change of control provisions in such insurance policies, binders and/or other evidence of insurance are satisfactory to Buyer, and if not, identifying in reasonable detail the manner in which such provisions are unsatisfactory to Buyer. If Buyer fails to so respond to Seller in writing within such 5 Business Day period, all such provisions shall be deemed to be satisfactory to Buyer for all purposes under this Agreement.

      (c) As soon as reasonably practicable, and in any event at least 5 Business Days prior to the proposed Closing Date, Seller shall deliver to Buyer written evidence, satisfactory to Buyer in Buyer's sole discretion, that the Underwriter has acknowledged the No. 8 Power Boiler Casualty Claim and has agreed to pay the No. 8 Power Boiler Casualty Claim in full (less any applicable deductible) up to the applicable policy limits. Buyer shall respond in writing to Seller within 5 Business Days after receipt by Buyer of such written evidence, indicating whether or not such written evidence is satisfactory to Buyer, and if not, identifying in reasonable detail the manner in which such written evidence is unsatisfactory to Buyer. If Buyer fails to so respond to Seller in writing within such 5 Business Day period, such written evidence shall be deemed to be satisfactory to Buyer for all purposes under this Agreement.

      (d) As soon as reasonably practicable, but in any event at least 10 Business Days prior to entering into the Boiler Repair Contract, MESC shall develop and deliver to Buyer a plan for the repair and restoration to service of the No. 8 Power Boiler (the "Boiler Restoration Plan"), which Boiler Restoration Plan shall be satisfactory to Buyer in Buyer's sole discretion. Buyer shall respond in writing to Seller within 5 Business Days after receipt by Buyer of such Boiler Restoration Plan, indicating whether or not such Boiler Restoration Plan is satisfactory to Buyer, and if not, identifying in reasonable detail the manner in which such Boiler Restoration Plan is unsatisfactory to Buyer. If Buyer fails to so respond to Seller in writing within such 5 Business Day period, such Boiler Restoration Plan shall be deemed to be satisfactory to Buyer for all purposes under this Agreement.

      (e) As soon as reasonably practicable, but in any event at least 15 Business Days prior to the proposed Closing Date, MESC shall deliver to Buyer the proposed final draft of a contract to rebuild the No. 8 Power Boiler (the "Boiler Repair Contract") that MESC intends to enter into, which Boiler Repair Contract shall be satisfactory to Buyer in Buyer's sole discretion. Buyer shall respond in writing to Seller within 10 Business Days after receipt by Buyer of such Boiler Repair Contract, indicating whether or not such Boiler Repair Contract is satisfactory to Buyer, and if not, identifying in reasonable detail the manner in which such Boiler Repair Contract is unsatisfactory to Buyer. If Buyer fails to so respond to Seller in writing within such 10 Business Day period, such Boiler Repair Contract shall be deemed to be satisfactory to Buyer for all purposes under this Agreement. Seller shall keep Buyer reasonably informed of the discussions and negotiations with any proposed contractor regarding the terms and conditions of any proposed Boiler Repair Contract.

                                  ARTICLE VII.

                       CONDITIONS TO OBLIGATIONS OF BUYER

      The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, anyone or more of which may be waived by Buyer in its sole discretion:

      SECTION 7.1 Representations and Warranties of Seller.

            All representations and warranties made by Seller in this Agreement that are qualified as to materiality and all representations and warranties made by Seller in SECTIONS 4.1, 4.2, 4.3, 4.4, 4.10(a), 4.11 and 4.14 shall be true and correct on and as of the Closing Date, and all representations and warranties made by Seller in this Agreement that are not qualified as to materiality (other than those specifically listed in this SECTION 7.1) shall be true and correct in all material respects on and as of the Closing Date, in each case as if given on and as of such date, and Buyer shall have received a certificate dated as of the Closing and signed by an authorized officer of Seller certifying the foregoing.

      SECTION 7.2 Performance of Seller's Obligations.

            Seller shall have in all material respects performed and complied with all obligations, covenants and agreements required under this Agreement to be performed by it on or before the Closing, and Buyer shall have received a certificate dated as of the Closing and signed by an authorized officer of Seller to that effect.

      SECTION 7.3 Consents and Approvals.

            The consents, waivers, authorizations and approvals set forth on
Schedule 4.6 shall have been duly obtained and shall be in full force and effect on the Closing.

      SECTION 7.4 No Violation of Orders.

            No preliminary or permanent injunction or other order issued by any Governmental Authority, which declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any Governmental Authority shall have been instituted by a Governmental Authority or other Person or threatened by any Governmental Authority which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      SECTION 7.5 Ownership of MESC Units.

            As of the Closing, Seller shall own one hundred percent (100%) of the MESC Units, and Seller shall have transferred to Buyer pursuant to this Agreement one hundred percent (100%) of the MESC Units free and clear of any Encumbrances.

      SECTION 7.6 Conduct of Business and Operations of MESC.

            From and after the date of this Agreement and until the Closing, MESC shall have conducted, and Seller shall have caused MESC to conduct, MESC's business and operations in the ordinary course in accordance with good engineering and operating practices and the requirements of SECTION 6.1.

      SECTION 7.7 Operation and Maintenance Agreement.

      (a) Prior to the Closing, Seller shall have terminated or caused MESC to terminate that certain Operation and Maintenance Agreement (the "O&M Agreement") by and between MESC and Operational Energy Corp. dated as of February 6, 2001, and either MESC or Seller shall have provided to Buyer at or before the Closing evidence of such termination and evidence that all of MESC's obligations under the O&M Agreement and all claims related to the O&M Agreement have been fully discharged and paid in full, waived or released, which evidence shall be in form and substance reasonably satisfactory to Buyer. Any costs and liabilities related to such termination shall have been paid by MESC prior to the Closing.

      (b) MESC shall have entered into an operation and maintenance agreement with DTEES or an Affiliate of DTEES ("OPCO") for the operations and maintenance of the MESC Energy Complex (the "OPCO Agreement") on substantially the same pricing, terms and conditions as the O&M Agreement and with such other reasonable and conforming changes as the parties may agree.

      SECTION 7.8 Contract Employee Arrangements.

            Prior to the Closing, Seller shall have terminated or caused MESC totem1inate all contract, agency and employment arrangements with officers, contract employees, agents and or employees of MESC, including, but not limited to, Stewart and Cahoon, effective immediately prior to the Closing, and shall have provided to Buyer as of the Closing evidence of such termination and evidence of full discharge or release of obligations, liabilities and claims related to such arrangements, including the Stewart Agreement and the Cahoon Agreement, which evidence shall be in form and substance reasonably satisfactory to Buyer.

      SECTION 7.9 Shareholder Approval.

            The Shareholders shall have duly approved and adopted this Agreement and the transactions contemplated hereby at the Shareholders' Meeting.

      SECTION 7.10 Organizational Documents.

            Buyer shall have received a copy of the Organizational Documents of Seller and resolutions of the board of directors, evidence of the Shareholders approval at the Shareholders' Meeting (or other authorizing actions or instruments) authorizing the execution, delivery and performance by Seller of this Agreement and the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer and certified by the secretary or an assistant secretary of Seller (or another responsible officer of Seller) as of the Closing Date. Such certification shall state that such Organizational Documents, resolutions and Shareholders vote (or other authorizing actions or instruments) have not been amended, modified, revoked or rescinded and are in full force and effect on and as of the Closing Date.

      SECTION 7.11 Opinions of Counsel.

            Buyer shall have received opinions of counsel with respect to this Agreement in form and substance customary for transactions of the kind contemplated by this Agreement and reasonably satisfactory to Buyer, from Andrews Kurth LLP, counsel to Seller and MESC, and from Alabama counsel to Seller and MESC.

      SECTION 7.12 Required Approvals for Sale of MESC.

            Seller and/or MESC shall have obtained and provided copies to Buyer of all contractual, legal and regulatory approvals of the FERC, any other Governmental Authority or Person required for the sale of MESC or all or substantially all of the assets of MESC, including but not limited to the consent of Kimberly-Clark pursuant to the terms of the Amended and Restated Master Operating Agreement.

      SECTION 7.13 Preliminary Closing Statement.

            The Parties shall have agreed on the Preliminary Working Capital Balance set forth in the Preliminary Closing Statement prepared pursuant to
SECTION 2.4(a) as a reasonable estimate of the Working Capital balance as of the Closing Date.

      SECTION 7.14 No Material Adverse Effect.

            During the period commencing on the Effective Date and ending as of the Closing, no event or circumstance shall have occurred which has had or is reasonably expected to have a Material Adverse Effect.

      SECTION 7.15 FERC Approval.

            FERC shall have issued an order pursuant to 18 C.F.R. Sec. 292.207(b), which is final and non-appealable, certifying the MESC Energy Complex as a Qualifying Facility upon consummation of the Closing on the basis set forth in an application submitted by or on behalf of Buyer pursuant to 18 C.F.R. Sec. 292.207(b), without modification or condition.

      SECTION 7.16 Tax-Exempt Financing Documents.

            The Tax-Exempt Financing Documents have been or on the Closing Date will be modified on terms and conditions satisfactory to Buyer.

      SECTION 7.17 Southern Company and Mirant Parties Liens.

            Any Encumbrances on the property of MESC or the MESC Units, including but not limited to the Encumbrances in favor of the Southern Company and the Mirant Parties created pursuant to the Cogeneration Development Agreement, shall have been released or subordinated and the beneficiaries of any such Encumbrances, if continuing after the Closing, shall have entered into intercreditor arrangements with the financing parties providing financing to Buyer, all in a manner satisfactory to Buyer in Buyer's sole determination.

      SECTION 7.18 EPA Acid Rain Program Determination.

            Seller shall have provided to Buyer copies, certified by an authorized officer of Seller to be true and correct copies, of all documents submitted to the EPA related to the EPA's August 8, 2003 determination of applicability under the Acid Rain Program, including, but not limited to, the documents referenced in the final paragraph of said August 8 determination.

      SECTION 7.19 Tax Certificate.

            Seller shall have delivered to Buyer a certificate from the Alabama Department of Revenue confirming that all Taxes owed in respect of MESC have been paid or that no Taxes are due.

      SECTION 7.20 Financing.

            Buyer will have obtained third party, limited recourse financing for the MESC Energy Complex satisfactory to Buyer in its sole discretion, and funds are available to be disbursed under such financing to pay the Purchase Price or to reimburse Buyer for the payment of the Purchase Price.

      SECTION 7.21 No. 8 Power Boiler Casualty Claim.

      (a) Buyer shall have received all of the documents and other information required to be provided to Buyer pursuant to SECTIONS 6.12(a), (b) and (c), and the items identified in SECTIONS 6.l2(b) and (c) shall be, or shall be deemed to be, satisfactory to Buyer in Buyer's sole discretion.

      (b) The Boiler Restoration Plan shall have been approved, or shall be deemed to have been approved, by Buyer pursuant to SECTION 6.l2(d).

      (c) The Boiler Repair Contract, in form and substance approved or deemed to have been approved by Buyer pursuant to SECTION 6.l2(e), shall have been entered into by MESC.

      (d) All insurance proceeds received by MESC in respect of the No. 8 Power Boiler Casualty Claim shall have been used by MESC to pay expenses incurred in connection with the repair of the No. 8 Power Boiler or shall be in a bank account of MESC identified to Buyer as of the Closing and remain in such account following the Closing, and Buyer shall have received satisfactory evidence thereof.

      SECTION 7.22 Title Insurance.

            MESC's leasehold interests under the Real Property Leases shall be insurable by the Title Company, subject only to Permitted Encumbrances, and the Title Company shall have issued the Owner's Title Policy to MESC at Buyer's sole cost and expense; provided, however, that if, as of the proposed Closing Date, the Title Company shall not have issued the Owner's Title Policy to MESC solely by reason of Buyer's failure to payor cause to be paid all costs and expenses thereof, this condition to Buyer's obligations shall be deemed to have been satisfied for all purposes of this Agreement.

                                 ARTICLE VIII.

                      CONDITIONS TO OBLIGATIONS OF SELLER

      The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, anyone or more of which may be waived by Seller in its sole discretion:

      SECTION 8.1 Purchase Price Payment.

            Buyer shall have paid and delivered, or be standing ready to pay and deliver, the Purchase Price in accordance with the terms of this Agreement.

      SECTION 8.2 Deposit of Aggregate Escrow Amount.

            Buyer shall have delivered, or be standing ready to deliver, the Aggregate Escrow Amount to the Escrow Agent in accordance with the terms of this Agreement.

      SECTION 8.3 Representations and Warranties of Buyer.

            All representations and warranties made by Buyer in this Agreement that are qualified as to materiality and all representations and warranties made by Buyer in SECTIONS 5.1 and 5.2 shall be true and correct on and as of the Closing Date, and all representations and warranties made by Buyer in this Agreement that are not qualified as to materiality (other than those specifically listed in this SECTION 8.3) shall be true and correct in all material respects on and as of the Closing Date, in each case as if given on and as of such date, and Seller shall have received a certificate dated as of the Closing and signed by an authorized officer of Buyer certifying the foregoing.

      SECTION 8.4 Performance of Buyer's Obligations.

            Buyer shall have in all material respects performed and complied with all obligations, covenants and agreements required under this Agreement to be performed by it on or before the Closing, and Seller shall have received a certificate dated as of the Closing and signed by an authorized officer of Buyer to that effect.

      SECTION 8.5 Consents and Approvals.

            The consents, waivers, authorizations and approvals set forth on
Schedule 5.4 shall have been duly obtained and shall be in full force and effect as of the Closing.

      SECTION 8.6 No Violation of Orders.

            No preliminary or permanent injunction or other order issued by any Governmental Authority, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any Governmental Authority, shall have been instituted by a

Governmental Authority or other person or threatened by any Governmental Authority which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      SECTION 8.7 Shareholder Approval.

            The Shareholders shall have duly approved and adopted this Agreement and the transactions contemplated hereby at the Shareholders' Meeting.

      SECTION 8.8 Member Approval.

            Buyer's members shall have duly approved and adopted this Agreement and the transactions contemplated hereby in accordance with Buyer's Organizational Documents and the laws applicable to such approval and adoption.

      SECTION 8.9 DTEES Guaranty.

            Buyer shall have delivered to Seller the DTEES Guaranty substantially in the form of Exhibit 8.9, guaranteeing to Seller the full and prompt payment of any Positive Working Capital Adjustment payable to Seller in accordance with this Agreement.

      SECTION 8.10 Opinions of Counsel.

            Seller shall have received opinions of counsel with respect to this Agreement in form and substance customary for transactions of the kind contemplated by this Agreement and reasonably satisfactory to Buyer, from Hunton & Williams, counsel to Buyer and DTEES.

      SECTION 8.11 Preliminary Closing Statement.

            The Parties shall have agreed on the Preliminary Working Capital Balance set forth in the Preliminary Closing Statement prepared pursuant to
SECTION 2.4(a) as a reasonable estimate of the Working Capital balance as of the Closing Date.

      SECTION 8.12 Repair and Restoration of No. 8 Power Boiler.

            MESC shall have entered into the Boiler Repair Contract, which Boiler Repair Contract shall be, or shall be deemed (pursuant to SECTION 6.12(e)) to be, satisfactory to Buyer in Buyer's sole discretion.

                                  ARTICLE IX.

                          TERMINATION AND ABANDONMENT

      SECTION 9.1 Methods of Termination; Upset Date.

            This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

      (a) by the mutual written consent of Buyer and Seller:

      (b) by Seller, if Buyer fails to comply with any of its material obligations contained herein, or has breached in any material respect any of its representations or warranties contained herein, which failure to comply or breach is continuing and is not cured within thirty (30) days after receipt by Buyer from Seller of written notice specifying particularly such failure to comply or breach; provided, however, that if Buyer has commenced a cure within such thirty (30) day period and is diligently pursuing such cure, the foregoing period of thirty (30) days shall be extended for such additional period (not to exceed 30 days) as is reasonably required to effect such cure;

      (c) by Buyer, if Seller fails to comply with any of its material obligations contained herein, or has breached in any material respect any of its representations or warranties contained herein, which failure to comply or breach is continuing and is not cured within thirty (30) days after receipt by Seller from Buyer of written notice specifying particularly such failure to comply or breach, provided, however, that if Seller has commenced a cure within such thirty (30) day period and is diligently pursuing such cure, the foregoing period of thirty (30) days shall be extended for such additional period (not to exceed 30 days) as is reasonably required to effect such cure;

      (d) by Buyer or Seller, if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use their commercially reasonable efforts to lift), which materially and permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement and which order, decree, ruling or other action is not subject to appeal; or

      (e) by Buyer or Seller by three (3) days prior written notice to the other if the Closing does not occur on or before April 30, 2004; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 9.1 (e) if such Party is itself in breach of any of its material obligations under this Agreement; but provided further that the failure by one Party to satisfy a condition to the obligations of the other Party, the satisfaction of which is subject, in whole or in part, to such other Party's sole discretion, shall not be deemed to be a breach of such Party's obligations under this Agreement for any purposes, including, without limitation, termination of this Agreement pursuant to this Section 9.1(e).

      SECTION 9.2 Procedure Upon Termination.

            In the event of termination and abandonment of this Agreement pursuant to SECTION 9.1, written notice thereof shall forthwith be given by the terminating Party to the other Party hereto, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Parties hereto. In such event, neither Party to this Agreement shall have any liability or further obligation to the other Party to this Agreement, except as provided in SECTION 9.3.

      SECTION 9.3 Effect of Termination.

            Each Party's right of termination under SECTION 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to SECTION 9.1, all further obligations of the Parties under this Agreement will terminate; provided, however, that (i) the provisions of this ARTICLE IX shall survive such termination, and (ii) the rights and remedies of each Party arising out of fraud or willful or intentional misconduct by the other Party will survive such termination unimpaired.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1 Non-Survival of Representations and Warranties.

            None of the representations or warranties of the Parties contained in this Agreement shall survive the Closing, and after the Closing, no Party shall have any further obligation with respect thereto. Notwithstanding the foregoing, this SECTION 10.1 shall not limit any covenant or agreement of the Parties hereto which by its terms contemplates performance after the Closing.

      SECTION 10.2 Publicity.

            On or prior to the Closing, neither Party to this Agreement shall, nor shall either Party permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party hereto.

      SECTION 10.3 Successors and Assigns; No Third-Party Beneficiaries.

            This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Party. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

      SECTION 10.4 Fees and Expenses.

            Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses of a Party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

      SECTION 10.5 Notices.

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by overnight courier, sent by facsimile (with evidence of confirmation of receipt) or mailed via the U.S. Postal Service, postage-paid, certified mail with return receipt requested, to the Parties at the following addresses:

            If to Buyer, to:

            MESC Capital, LLC
            c/o DTE Energy Services
            414 South Main Street
            Suite 600
            Ann Arbor, MI 48104
            Facsimile: 734-302-8248
            Attention: President

            with a copy to:

            MESC Capital, LLC
            c/o DTE Energy Services
            414 South Main Street
            Suite 600
            Ann Arbor, MI 48104
            Facsimile: 734-302-8245
            Attention: Vice President and General Counsel

            If to Seller, to:

            Mobile Energy Service Holdings, Inc.
            50 Bay Bridge Road
            Mobile, Alabama 36610
            Facsimile: 251-330-1445
            Attention: James T. Stewart, President

            with a copy to:

            Andrews Kurth LLP
            600 Travis Street, Suite 4200
            Houston, Texas 77002
            Facsimile: (713) 220-4285
            Attention: G. Michael O'Leary

or to such other Persons or at such other addresses as shall be furnished by a Party by like notice to the other Party, and such notice or communication shall be deemed to have been given or made as of the date of receipt. No change in any of such addresses shall be effective insofar as notices under this SECTION 10.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to the other Party hereto as provided in this SECTION 10.5.

      SECTION 10.6 Entire Agreement.

            This Agreement, together with the Disclosure Schedules and the exhibits hereto, represent the entire agreement and understanding of the Parties regarding the transactions set forth herein, and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Disclosure Schedules, exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

      SECTION 10.7 Waivers and Amendments.

            Either Party to this Agreement may, by written notice to the other:
(a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement by the other; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement or in any documents delivered pursuant to this Agreement by the other. The waiver by a Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties hereto.

      SECTION 10.8 Severability.

            The provisions of this Agreement shall be deemed to be severable, and if one or more of the provisions of this Agreement are at any time found to be invalid by a court, tribunal or other forum of competent jurisdiction, or otherwise rendered unenforceable, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. In such event, this Agreement shall be deemed amended by modifying or severing such provision or provisions as necessary to render it valid, legal and enforceable while preserving its intent, or if that is not possible, by substituting another provision that is valid, legal and enforceable which materially effectuates the Parties' intent. Any such invalid or unenforceable provision or provisions shall be severable from this Agreement, so that the validity or enforceability of the remaining provisions of this Agreement, or the validity of the provision(s) in question in any other jurisdiction, shall not be affected thereby.

      SECTION 10.9 Titles and Headings.

            The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      SECTION 10.10 Signatures and Counterparts.

            Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of either Party to this Agreement, the Parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      SECTION 10.11 Enforcement of this Agreement; Damages.

            The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 10.12 Governing Law.

            This Agreement shall be governed by and construed in accordance with the internal and substantive laws of New York and without regard to any conflicts of laws concepts which would apply the substantive law of any other jurisdiction.

      SECTION 10.13 Disclosure.

            Information set forth in the Disclosure Schedules is included solely for informational purposes in connection with the representations and warranties and other provisions of this Agreement and is not an admission of liability with respect to the matters covered by the information. Each Schedule in the Disclosure Schedules shall be deemed to include and incorporate all disclosures made in other Schedules in the Disclosure Schedules. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and neither Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in a Disclosure Schedule is or is not material for purposes of this Agreement.

      SECTION 10.14 Disclaimer of Warranties.

      (a) INFORMATION. EXCEPT AS PROVIDED IN ARTICLE IV OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, AT COMMON LAW, STATUTORY OR OTHERWISE, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS AND DATA NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, ANY DESCRIPTION OF SELLER OR MESC OR THEIR RESPECTIVE FACILITIES OR EQUIPMENT, REVENUE, PRICE AND EXPENSE ASSUMPTIONS, FORECASTS, ENVIRONMENTAL INFORMATION OR ANY OTHER INFORMATION FURNISHED TO BUYER BY SELLER, MESC OR ANY AFFILIATE OF SELLER OR MESC OR ANY SHAREHOLDER, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, AGENT OR ADVISOR THEREOF).

      (b) FACILITIES. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY TO THIS AGREEMENT THAT NEITHER SELLER NOR BUYER IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED, AT COMMON LAW, STATUTORY OR OTHERWISE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES GIVEN IN THIS AGREEMENT. BUYER ACKNOWLEDGES AND AGREES THAT THE FACILITIES, EQUIPMENT AND OTHER ASSETS OF MESC ARE BEING TAKEN BY BUYER, SUBJECT TO ALL FAULTS, "AS IS" AND "WHERE IS." WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES GIVEN IN THIS AGREEMENT, SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, STATUTORY, OR OTHERWISE, RELATING TO (i) THE CONDITION OF THE FACILITIES, EQUIPMENT AND OTHER ASSETS OF MESC (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN OR ON, OR DISPOSED OR DISCHARGED FROM, SUCH FACILITIES, EQUIPMENT AND OTHER ASSETS) OR (ii) ANY INFRINGEMENT BY SELLER, MESC OR ANY OF THEIR AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY. BUYER HAS AGREED NOT TO RELY ON ANY REPRESENTATION MADE BY SELLER WITH RESPECT TO THE CONDITION, QUALITY, OR STATE OF THE FACILITIES, EQUIPMENT AND OTHER ASSETS OF MESC EXCEPT FOR THOSE IN THIS AGREEMENT, BUT RATHER, BUYER HAS AGREED, EXCEPT AS PROVIDED IN THIS AGREEMENT, TO RELY SOLELY AND EXCLUSIVELY UPON ITS OWN EVALUATION OF MESC AND THE FACILITIES, EQUIPMENT AND OTHER ASSETS OF MESC. THE PROVISIONS CONTAINED IN THIS AGREEMENT ARE THE RESULT OF EXTENSIVE NEGOTIATIONS BETWEEN BUYER AND SELLER, AND NO OTHER ASSURANCES, REPRESENTATIONS OR WARRANTIES ABOUT THE QUALITY CONDITION, OR STATE OF MESC OR THE FACILITIES, EQUIPMENT OR OTHER

ASSETS OF MESC WERE MADE BY SELLER IN THE INDUCEMENT THEREOF, EXCEPT AS PROVIDED HEREIN.

      SECTION 10.15 Consent to Jurisdiction.

            Each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of the federal courts of the United States of America located in either the Southern District of Texas or the Eastern District of Michigan over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby in such court or any defense of inconvenient forum for the maintenance of such dispute in such court. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

      SECTION 10.16 No Consequential Damages.

            Notwithstanding any other provision of this Agreement, under no circumstances shall either Party be liable to the other for consequential, incidental, indirect, punitive, exemplary or special damages resulting from any cause whatsoever under or in connection with this Agreement or the transactions contemplated by this Agreement, whether arising in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise.

      SECTION 10.17 Non-Recourse Obligations.

            Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed that, except as and to the extent provided in the DTEES Guaranty, there shall be absolutely no liability on the part of any of the members, partners, shareholders, owners or Affiliates of either Party or any of their respective directors, managers, officers, employees or agents (each, a "Non-Recourse Person") for the payment of any amount due or the performance of any obligation by such Party under this Agreement. Except as and to the extent provided in the DTEES Guaranty, in the event of any breach of this Agreement by a Party, recourse shall be had only from and to the extent of the assets of such Party and subject to the other limitations contained in this Agreement, and each Party agrees that it shall neither seek nor obtain, nor be entitled to seek or obtain, any deficiency or other judgment against any Non-Recourse Person in respect of such breach.

                            (SIGNATURE PAGE FOLLOWS)

               [Signature Page to Membership Purchase Agreement]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                        "SELLER"

                                        MOBILE ENERGY SERVICES HOLDINGS, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "BUYER"

                                        MESC CAPITAL, LLC

                                        By: /s/ Barry G. Markowitz
                                            ------------------------------------
                                        Name: Barry G. Markowitz
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

               [Signature Page to Membership Purchase Agreement]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                        "SELLER"

                                        MOBILE ENERGY SERVICES HOLDINGS, INC.

                                        By: /s/ James T. Stewart
                                            ------------------------------------
                                        Name: James T. Stewart
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        "BUYER"

                                        MESC CAPITAL, LLC

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------